Exhibit A

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-162800 and 333-178540) pertaining to the UBS Savings and Investment Plan of UBS AG of our report dated June 28, 2013, with respect to the financial statements and schedule of UBS AG’s UBS Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2012.

/s/ Mitchell & Titus, LLP

New York, NY

June 28, 2013

A member firm of Ernst & Young Global Limited